UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Prelude Therapeutics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Innovation Boulevard Wilmington, Delaware		19805
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 467-1280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2026, Prelude Therapeutics Incorporated (the "Company") held its 2026 Annual Meeting of Stockholders (the "Annual Meeting") and the following proposals were approved by the Company's stockholders:

1.
Election of three Class III Directors, Krishna Vaddi, Paul Scherer, and Katina Dorton, each to serve a three-year term, which will expire at the 2029 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until such director’s earlier resignation or removal, based on the following votes:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Krishna Vaddi, Ph.D.	26,996,820	55,937	4,799,016
Paul Scherer, MD, Ph.D.	25,532,267	1,520,490	4,799,016
Katina Dorton, J.D., MBA	26,998,601	54,156	4,799,016
2.
Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026, based on the following votes:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
31,841,080	4,951	5,742	0
3.
Advisory vote to approve the 2025 compensation for the Company's named executive officers, based on the following votes:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
26,869,142	107,500	76,115	4,799,016
4.
Advisory vote on the frequency of advisory votes on the compensation for the Company's named executive officers, based on the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
26,877,941	65,638	103,237	5,941	4,799,016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: June 10, 2026	By:	/s/ Bryant Lim
Bryant Lim
Chief Legal Officer, Corporate Secretary, and Chief Financial Officer